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                         REPORT OF INDEPENDENT AUDITORS



The Boards of Directors
Telecom Services Limited (U.S.), Inc.
Telecom Services Limited (West), Inc.
TSL Software Services, Inc.
TSL Management Group, Inc.

     We have audited the combined balance sheets of Telecom Services Limited (U.S.), Inc., Telecom Services Limited (West), Inc., TSL Software Services, Inc., and TSL Management Group, Inc. as of December 31, 1994, and the related combined statements of operations and retained earnings (deficit), and cash flows for each of the two years in the period ended December 31, 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Telecom Services Limited (U.S.), Inc., Telecom Services Limited (West), Inc., TSL Software Services, Inc., and TSL Management Group, Inc. at December 31, 1994, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP


MetroPark, New Jersey
April 7, 1995